Exhibit 10.1

CLARK, INC.

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into as of April 3, 2006, between Clark, Inc., a Delaware corporation (the “Company”), and __________________ (the “Employee”), an individual currently employed by the Company or one of its subsidiaries or affiliates.

1.  Award of Restricted Stock Shares. The Company hereby awards to Employee _____________ Restricted Stock Shares pursuant to the terms of the Clark, Inc. Incentive Compensation Plan.

2.  Vesting Schedule. Subject to Sections 1, 5 6 and 7 hereof, the Employee shall have the right to the shares of Common Stock under this Agreement as follows:

(a)  as of April 3, 2007, the restrictions will lapse with respect to 25% of the Restricted Stock Shares and such shares shall vest; and

(b)  as of April 3, 2008, the restrictions will lapse with respect to 25% of the Restricted Stock Shares and such shares shall vest; and

(c)  as of April 3, 2009, the restrictions will lapse with respect to 25% of the Restricted Stock Shares and such shares shall vest; and

(d)  as of April 3, 2010, the restrictions will lapse with respect to 25% of the Restricted Stock Shares and such shares shall vest.

3.  Conversion of Restricted Stock Shares and Payment of Accumulated Dividends.

(a)  As soon as administratively practical following the Vesting Dates specified in Section 2 of this Agreement, the Company shall deliver to the Employee the number of shares of common stock of the Company (“Stock”), without restrictions, corresponding to the vested Restricted Stock Shares (as determined under Sections 1 and 2 above). The Stock used for this purpose may come from the Company’s authorized but unissued shares, or from the Company’s treasury shares.

(b)  At or about the time that shares of Stock corresponding to vested Restricted Stock Shares are delivered to the Employee, the Company shall also deliver to Employee an amount in cash equal to the product of (i) the amount of dividends paid since April 3, 2006 on each share of Stock multiplied by (ii) the number of vested Restricted Stock Shares delivered to the Employee.

4.  Non-transferability. Except to the extent otherwise determined by the Company, no Restricted Stock Shares shall be assignable or otherwise transferable by Employee other than by will or by the laws of descent and distribution and, unless otherwise provided by the Company, during the life of Employee any elections with respect to Restricted Stock Shares may be made only by Employee or Employee’s guardian or legal representative.

5.  Termination of Employment.

(a)  Except to the extent provided in Section 6 or 7 hereof or any employment agreement or severance agreement between Employee and the Company or any of its subsidiaries or affiliates, the provisions of this Section 5 shall apply to unvested Restricted Stock Shares upon Employee’s termination of employment with the Company and all subsidiaries or affiliates of the Company (“Termination”) for any reason.

(b)  In the event of Employee’s Termination before the end of the final vesting date specified in Section 2 of this Agreement by reason of death, disability, termination by the Company without “cause,” or a Change in Control pursuant to Section 7 of this Agreement, restrictions on Restricted Stock Shares shall immediately lapse and such shares shall become vested. “Disability” for this purpose shall mean “disability” as defined under the Company’s then current Group Long-Term disability plan. “Cause” shall have the meaning set forth in the employment agreement applicable to Employee or, if no such employment agreement exists shall be defined as follows:

(i)  any gross misconduct or gross negligence in the performance of his duties that materially and adversely affects the Company; or

(ii)  a material breach of the Intellectual Property and Confidentiality Agreement with the Company; or

(iii)  the intentional diversion of a material financial opportunity away from the Company or any Clark subsidiary or affiliates; or

(iv)  the commission of an act of dishonesty or fraud that is of a material nature and involves a material breach of trust with respect to the interests of the Company; or

(v)  the conviction of Employee for any felony or of a crime involving moral turpitude.

(c)  Unless the Committee provides otherwise, in the event of Employee’s Termination during the vesting Period for any reason other than as provided in Section 5(b), all unvested Restricted Stock Shares shall be canceled and forfeited.

6.  Forfeiture and Clawback related to Employee Actions. Employee agrees that if, during the term of Employee’s employment by, or service as a Director of, the Company or a subsidiary and for a period of twelve months following the termination of Employee’s employment, or service as a Director of, there occurs a Forfeiture Event (as defined in clause (a) below), the consequences specified in clause (b) below will occur.

(a)  A Forfeiture Event shall have occurred if, Employee, either alone or on behalf of any business competing with the Company or any Affiliate, directly or indirectly (i) solicits or induces, or in any manner attempts to solicit or induce any person employed by, or an agent of, the Company or any Affiliate to terminate his contract of employment or agency, as the case may be, with the Company or any Affiliate, as the case may be, or (ii) solicits, diverts, or attempts to solicit or divert, as a supplier or customer, any person, concern or entity which, as of the date of termination or during the one year period prior thereto, furnishes products or services to, or receives products and services from the Company or any Affiliate, or Employee attempts to induce any such supplier or customer to cease being (or any prospective supplier or customer not to become) a supplier or customer of the Company or any Affiliate. The term “suppliers” means suppliers of goods and services that are significant to the conduct of the business of the Company’s Pearl Meyer and Partners business unit and customers (regardless of significance) of the Pearl Meyer and Partners business unit.

(b)  If, during the twelve month period following Employee’s termination, of employment with the Company, for any reason except termination by reason of termination by the Company without “cause” or a Change in Control pursuant to Section 7 of this Agreement, the Employee has been deemed to have violated the terms of Section 6 of this Agreement or there has occurred a Forfeiture Event under this Section 6, the Employee shall reimburse the Company for the after-tax fair market value of the Restricted Stock Shares which were delivered to the Employee during the prior twelve months. The Employee acknowledges the Company’s right to recover such amounts due from any and all amounts due the Employee for prior services as an employee. The Employee further acknowledges that they will have no right to the further delivery of any other vested Restricted Stock Shares which have not yet been acquired by the Employee.

7.  Change in Control. In the event of a Change in Control on or prior to the end of the final vesting date specified in Section 2 of this Agreement, the restrictions on any outstanding Restricted Stock Shares shall immediately lapse and such shares shall immediately vest. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if (i) the Company becomes a subsidiary of another corporation or entity or is merged or consolidated into another corporation or entity or substantially all of the assets of the Company is sold to another person, corporation, partnership or other entity; or (ii) any person, corporation, partnership or other entity, either alone or in conjunction with its “affiliates,” as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended, or other group of persons, corporations, partnerships or other entities who are not “affiliates” but who are acting in concert, other than Employee or Employee’s family members or any person, organization or entity that is controlled by Employee or Employee’s family members, becomes the owner of record or beneficially of securities of the Company that represent 33 1/3% or more of the combined voting power of the Company’s then outstanding securities entitled to elect the Board of Directors of the Company; or (iii) the Board of Directors of the Company or a committee thereof makes a determination in its reasonable judgment that a “Change in Control” has taken place. In addition, if the Company sells or divests the subsidiary or division of the Company of which the Employee is a part of to another person, corporation, partnership or entity, the restrictions on any outstanding Restricted Stock Shares shall immediately lapse and such shares shall immediately vest.

8.  Withholding Tax. Employee may be subject to withholding taxes as a result of the vesting of Restricted Stock Shares. Employee shall pay to the Company in cash, promptly when the amount of such obligations become determinable, all applicable federal, state, local and foreign withholding taxes that result from such vesting. Notwithstanding the foregoing, the Company may determine to withhold shares of Stock to pay the amount of tax required to be withheld upon vesting of Restricted Stock Shares, unless Employee has otherwise provided for payment of withholding taxes. Any shares of Stock so withheld will be valued as of the date they are withheld. In no event will the value of shares withheld exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

9.  Administration. The Restricted Stock Shares awarded by this Agreement will be administered by the Committee, whose decisions and determinations will be final and binding. Participation is this program does not represent a guarantee of continued employment.

10.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

CLARK, INC. By: _____________________________________________ Name: Title:
______________________________________________ [Name of Employee]